                                                                      Exhibit 14

                           INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-103330 of Van Kampen Prime Rate Income Trust, on Form N-14 of our reports dated September 6, 2002, appearing in the respective Annual Reports to Shareholders for Van Kampen Prime Rate Income Trust and Van Kampen Senior Floating Rate Fund for the year ended July 31, 2002 in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the headings "Other Information about the Senior Floating Rate Fund and the Prime Rate Fund" included in the Prospectus, which is also part of this Registration Statement and "Independent Auditors," "Representations and Warranties of the Acquiring Fund" and "Representations and Warranties of the Target Fund" included in such Statement of Additional Information.


/S/ DELOITTE & TOUCHE LLP

April 8, 2003